ORGENESIS INC. REMINDS STOCKHOLDERS TO VOTE IN FAVOR OF ALL PROPOSALS

AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 26, 2019

GERMANTOWN, MD, November  22, 2019 (GLOBE NEWSWIRE) -- Orgenesis Inc. (NASDAQ: ORGS) ("Orgenesis" or the "Company"), a leading cell and gene therapy enabling company providing centralized CDMO manufacturing and development services through its subsidiary Masthercell Global, Inc., as well as localized point-of-care development and processing centers, today reminds those stockholders that have not yet voted to vote without delay "FOR" all proposals as disclosed in the Company's proxy statement for the annual  meeting of stockholders to be held on November 26, 2019 at 10:00 a.m. Eastern Time.

It is extremely important that shareholders take the time to vote their shares.  If you are a Orgenesis stockholder and you have questions or require assistance in submitting your proxy or voting your shares, please contact the Company's proxy solicitor:

ADVANTAGE PROXY, INC.

Toll Free: 1-877-870-8565

Collect:  1-206-870-8565

Email: ksmith@advantageproxy.com

About Orgenesis

Orgenesis is a biopharmaceutical company specializing in the development, manufacturing and processing of technologies and services in the cell and gene therapy industry.  The Company operates through two platforms: (i) a point-of-care ("POCare") cell therapy platform ("PT") and (ii) a Contract Development and Manufacturing Organization ("CDMO") platform conducted through its subsidiary, Masthercell Global.  Through its PT business, the Company's aim is to further the development of Advanced Therapy Medicinal Products ("ATMPs") through collaborations and in-licensing with other pre-clinical and clinical-stage biopharmaceutical companies and research and healthcare institutes to bring such ATMPs to patients.  The Company out-licenses these ATMPs through regional partners to whom it also provides regulatory, pre-clinical and training services to support their activity in order to reach patients in a point-of-care hospital setting.  Through the Company's CDMO platform, it is focused on providing contract manufacturing and development services for biopharmaceutical companies.  Additional information is available at: www.orgenesis.com.

Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. These forward-looking statements involve substantial uncertainties and risks and are based upon our current expectations, estimates and projections and reflect our beliefs and assumptions based upon information available to us at the date of this release. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including, but not limited to, the success of our reorganized CDMO operations, the success of our partnership with Great Point Partners, our ability to achieve and maintain overall profitability, the sufficiency of working capital to realize our business plans, the development of our trans-differentiation technology as therapeutic treatment for diabetes which could, if successful, be a cure for Type 1 Diabetes; our technology not functioning as expected; our ability to retain key employees; our ability to satisfy the rigorous regulatory requirements for new procedures; our competitors developing better or cheaper alternatives to our products and the risks and uncertainties discussed under the heading "RISK FACTORS" in Item 1A of our Annual Report on Form 10-K for the fiscal year ended November 30, 2018, and in our other filings with the Securities and Exchange Commission. We undertake no obligation to revise or update any forward-looking statement for any reason.

Contact for Orgenesis:

David Waldman

Crescendo Communications, LLC

Tel: 212-671-1021

ORGS@crescendo-ir.com